As filed with the Securities and Exchange Commission on September 27, 2005
                                                     Registration No. 333-_____
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM F-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              CEMEX, S.A. de C.V.
             (Exact name of registrant as specified in its charter)



United Mexican States                   3241                       N.A.
  (State or other                 (Primary Standard          (I.R.S. Employer
  incorporation                Industrial Classification     Identification No.)
 jurisdiction of                     Code Number)
 or organization)


           CEMEX, S.A. de C.V.                               CEMEX Corp.
     Av. Ricardo Margain Zozaya #325               1200 Smith Street, Suite 2400
Colonia Valle del Campestre, Garza Garcia               Houston, Texas 77002
        Nuevo Leon, Mexico 66265                          (713) 650-6200
          (011-5281) 8888-8888                          Attn: Gilberto Perez
    (Address and Telephone Number                  (Name, Address and Telephone
of Registrant's Principal Executive Offices)        Number of Agent for Service)


        Copy of all communications, including communications sent to the agent for service, to:

    Robert M. Chilstrom, Esq.                             David C. Lopez, Esq.
Skadden, Arps, Slate, Meagher                             Cleary Gottlieb Steen
         & Flom LLP                                         & Hamilton LLP
     Four Times Square                                     One Liberty Plaza
   New York, New York 10036                             New York, New York 10006

                            ___________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   |X|  333-86700

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                            ___________________________

                                           CALCULATION OF REGISTRATION FEE
==========================================================================================================================|
                                                      |              |                  | Proposed Maximum  |             |
                                                      |   Amount to  | Proposed Maximum |    Aggregate      |  Amount of  |
                 Title of Each Class of               |      be      |  Offering Price  |     Offering      | Registration|
             Securities to be Registered(1)           | Registered(2)| Per Security(2)  |    Price(3)       |     Fee     |
------------------------------------------------------|--------------|------------------|-------------------|-------------|
Ordinary Participation Certificates (Certificados de  |              |                  |                   |             |
Participacion Ordinarios ("CPOs")), each representing |              |                  |                   |             |
two Series A shares and one Series B share of CEMEX,  |       --     |         --       |    $123,705,809   |    $14,560  |
S.A. de C.V. (4) .....................................|              |                  |                   |             |
------------------------------------------------------|--------------|------------------|-------------------|-------------|
Series A shares of CEMEX, S.A. de C.V. (5)............|       --     |         --       |          --       |         --  |
------------------------------------------------------|--------------|------------------|-------------------|-------------|
Series B shares of CEMEX, S.A. de C.V. (5)............|       --     |         --       |          --       |         --  |
==========================================================================================================================|

(1) This Registration Statement relates to Registration Statement on Form F-3 (Registration No. 333-86700) of CEMEX, S.A. de C.V. ("CEMEX") filed with the Securities and Exchange Commission on April 19, 2002, pursuant to which CEMEX registered an indeterminate number of CPOs and other securities with a maximum aggregate offering price of $1,500,000,000 (the "Prior Registration Statement"), and is being filed to register additional CPOs pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act").

(2) Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify the amount to be registered or the proposed maximum offering price per security.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. As of the date of this Registration Statement, the maximum aggregate offering price of securities which remain to be issued pursuant to the Prior Registration Statement is $1,410,464,551. The maximum aggregate offering price of the additional CPOs being registered hereby pursuant to Rule 462(b) under the Securities Act is $123,705,809, which represents less than 20% of the maximum aggregate offering price of securities remaining on the Prior Registration Statement.

(4) American Depositary Receipts evidencing American Depositary Shares ("ADSs") issuable on deposit of the CPOs, each ADS representing ten CPOs, have been registered pursuant to a separate Registration Statement on Form F-6 (Reg. No. 333-11338).

(5) The Series A Shares and Series B Shares comprise the CPOs registered hereby and are not being offered separately.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.
===============================================================================

                                EXPLANATORY NOTE


         This Registration Statement relates to the Registration Statement on Form F-3 (Registration No. 333-86700) of CEMEX, S.A. de C.V. ("CEMEX") filed with the Securities and Exchange Commission (the "Commission") on April 19, 2002 and declared effective by the Commission on May 10, 2002 (the "Prior Registration Statement"). This Registration Statement is being filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933. The contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement. Pursuant to General Instruction IV to Form F-3, this Registration Statement includes the facing page, this explanatory note, the signature page, an exhibit index and the required opinions and consents.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Monterrey, Nuevo Leon, Mexico on September 27, 2005.


                                          CEMEX, S.A. de C.V.



                                          By:        /s/ Rodrigo Trevino
                                               --------------------------------
                                                 Name:  Rodrigo Trevino
                                                 Title: Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this registrant statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                                               Title                                           Date
----------                                               -----                                           ----

                *                          Chief Executive Officer and Chairman                   September 27, 2005
----------------------------------            of the Board of Directors
Lorenzo H. Zambrano                        (Principal Executive Officer)


                                           Director
----------------------------------
Armando J. Garcia Segovia


                *                          Director                                               September 27, 2005
----------------------------------
Lorenzo Milmo Zambrano


                *                          Director                                               September 27, 2005
----------------------------------
Rodolfo Garcia Muriel


                *                          Director                                               September 27, 2005
----------------------------------
Rogelio Zambrano Lozano


                *                          Director                                               September 27, 2005
----------------------------------
Roberto Zambrano Villarreal


                *                          Director                                               September 27, 2005
----------------------------------
Bernardo Quintana Isaac


                *                          Director                                               September 27, 2005
----------------------------------
Dionisio Garza Medina


                *                          Director                                               September 27, 2005
----------------------------------
Alfonso Romo Garza


                *                          Director                                               September 27, 2005
----------------------------------
Mauricio Zambrano Villarreal


                                           Director
----------------------------------
Tomas Brittingham Longoria


                                           Director
----------------------------------
Jose Manuel Rincon Gallardo


                *                          Executive Vice President of Planning                   September 27, 2005
----------------------------------            and Finance and Director
Hector Medina                              (Principal Financial Officer)


                *                          Chief Accounting Officer                               September 27, 2005
----------------------------------
Rafael Garza                               (Principal Accounting Officer)


                *                          Authorized Representative in the United States         September 27, 2005
----------------------------------
Gilberto Perez



*  By    /s/ Rodrigo Trevino               September 27, 2005
       ---------------------------
       Rodrigo Trevino
       Attorney - in - fact

                                 Exhibit Index


Exhibit
    No.                         Description
-------                      ----------------
  5.1 Opinion of Lic. Ramiro G. Villarreal, General Counsel of CEMEX, S.A. de C.V., regarding the legality of the CPOs.
  23.1     Consent of KPMG Cardenas Dosal, S.C.
  23.2     Consent of PricewaterhouseCoopers LLP.
  23.3 Consent of Lic. Ramiro G. Villarreal, General Counsel of CEMEX, S.A. de C.V. (included in the opinion filed as Exhibit 5.1).
  24.1 Powers of Attorney (filed as Exhibit 24.1 to the Registrant's Registration Statement on Form F-3 (File No. 333-86700) and incorporated herein by reference).